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                      COMMUTATION AND RELEASE AGREEMENT


     This Commutation and Release Agreement (hereinafter referred to as "this Agreement") is made and entered into by and between ALPINE INSURANCE COMPANY/TRANSCO SYNDICATE #1, LTD. ("CEDENT") and UNDERWRITERS REINSURANCE COMPANY ("REINSURER"), and is effective as of April 1, 1997.

     WHEREAS, CEDENT and REINSURER entered into certain reinsurance agreements, policies, certificates, contracts, addenda and endorsements, including but not limited to the agreement listed on Exhibit A attached hereto (hereinafter the agreement listed on Exhibit A shall be referred to as the "Reinsurance Agreement"); and

     WHEREAS, in consideration of the Commutation Amount set forth in Paragraph 1 herein, CEDENT wishes fully, finally and forever to release REINSURER from all obligations arising out of, resulting from, or in any way related to the Reinsurance Agreement so that all of the REINSURER's obligations pursuant to the Reinsurance Agreement are fully resolved and extinguished; and

     WHEREAS, CEDENT wishes to provide an indemnity to the REINSURER (which shall include all fees and expenses) in the event that any claim, lawsuit, proceeding or arbitration is brought by any party against the REINSURER on any matter arising out of, resulting from, or in any way related to the Reinsurance Agreement.

     NOW THEREFORE, in consideration of the promises and of the agreements contained herein, and intending to be legally bound, the parties agree as follows:

     1. Within four (4) business days following the signing by both parties of this Agreement, REINSURER shall pay to CEDENT the sum of Four Hundred Ninety-Eight Thousand Fourteen and 68/100 Dollars (U.S. $498,014.68) (the "Commutation Amount"). The Commutation Amount was calculated based on written premium as of December 31, 1996 provided by the CEDENT.

     2. Upon receipt of the Commutation Amount and in consideration thereof, CEDENT, on behalf of itself, its subsidiaries, affiliated corporations, officers, directors, shareholders, employees, representatives, agents, and attorneys, if any, and their respective heirs, administrators, predecessors, successors and assigns and each of them (collectively, the "CEDENT GROUP") unconditionally releases, acquits and forever discharges REINSURER and its parent, subsidiaries, affiliated corporations, officers, directors, shareholders, employees, agents and attorneys, if any, and their respective heirs, administrators, predecessors, successors and assigns and each of them (collectively, the "REINSURER GROUP"), from any and all past, present and future claims, demands, debts, obligations, payments, liabilities, damages, adjustments, executions, offsets, sums of money, accounts, reckonings, bonds, bills, costs, expenses, actions, causes of action, controversies, covenants, contracts, agreements, promises, judgments, liabilities and/or losses, of every nature, character and description whether grounded


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in law or in equity, in contract, tort, or otherwise, all whether known or not known, which the CEDENT GROUP now owns, holds or has, or at any time heretofore owned, held or had, or which the CEDENT GROUP hereafter can, shall or may own, hold or have against the REINSURER GROUP, and each of them, arising out of, resulting from, or in any way related to the Reinsurance Agreement, it being the intent of the parties that this release operate to fully and finally settle and extinguish any and all of the REINSURER GROUP's obligations and liabilities arising out of, resulting from, or in any way relating to the Reinsurance Agreement.

     3. Except for any demands, claims, liabilities, costs, charges, suits, expenses including attorney's fees, judgments, damages, penalties, and punitive damages arising out of or in connection with or related to the REINSURER'S gross negligent, willful misconduct or REINSURER's brokerage obligations to the intermediary, CEDENT shall indemnify and hold REINSURER harmless from and against all demands, claims, liabilities, costs, charges, suits, expenses, including attorneys' fees, judgments, damages, penalties and punitive damages arising out of, in connection with or related to the Reinsurance Agreement, or which REINSURER may incur as a consequence of having issued the Reinsurance Agreement .

     4. The parties, as between and among themselves, understand that they may have sustained damages or incurred obligations that may not yet be manifest and that are presently unknown, but nevertheless, CEDENT deliberately intends and does hereby release REINSURER to the extent that this Agreement so provides. Furthermore, the parties expressly accept and assume the risk that the factual or legal assumptions made by either party in connection with this Agreement may be found hereafter to be different from the true facts or law, and the parties agree that this Agreement shall be and remain in full force and effect notwithstanding such differences in facts or law. In this connection, the parties specifically waive the provisions of California Civil Code 1542, which provides as follows:

        "A general release does not extend to claims which the creditor does not know or subject to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor."

     5. The parties specifically agree and acknowledge that the Commutation Amount is being paid to CEDENT in good faith and constitutes fair consideration for the discharge of amounts allegedly owing now or potentially owing in the future by REINSURER to CEDENT under the Reinsurance Agreement.

     6. Each party to this Agreement represents and warrants to the other that the drafting and negotiation of this Agreement has been participated in by each of the parties and for all purposes this Agreement shall be deemed to have been drafted jointly by all parties.

     7. Each party to this Agreement represents and warrants to the other that this Agreement is entered into freely, voluntarily, without duress, in good faith, at arms' length, in the regular course of business and in reliance on its own independent investigations and analyses of the facts


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underlying the subject matter of this Agreement, and that except as set forth in writing in this Agreement, the decision to execute this Agreement is not predicated on or influenced by any declarations representations, warranties or promises of any kind made directly or indirectly by the other party, its subsidiaries, affiliated corporations, officers, directors, shareholders, employees, representatives, agents, or attorneys, if any, or their respective heirs, administrators, predecessors, successors and assigns.

     8. The rights, duties and obligations set forth in the Agreement shall inure to the benefit of and be binding upon any and all predecessors, parents, successors, affiliates, officers, directors, employees, subsidiaries, stockholders, liquidators, receivers and assigns of each of the parties hereto. Nothing in this Agreement is intended to benefit any third party.

     9. Each party hereto expressly warrants and represents that it is a company in good standing in its jurisdiction of incorporation; that the execution of this Agreement is fully authorized by it; that the person executing this Agreement on its behalf has the necessary and appropriate authority to do so; that the execution, delivery and performance by it of this Agreement does not and will not, contravene any law, governmental rule or regulation, judgment or order applicable to it, and does not, and will not, contravene any provision of, or constitute a default under, any agreement or instrument to which it is a party or by which its properties are bound; and that no authorization, consent or approval or any government entity is required to make this Agreement valid and binding upon them.

     10. The failure of the parties to enforce any provision of this Agreement shall not be construed as a waiver of such provision or any other provision of this Agreement. No waiver of any provision of this Agreement shall be deemed a waiver of any of its other terms, nor shall such waiver constitute a continuing waiver.

     11. In the event that any part of this Agreement should for any reason become or be found to be null, void, illegal or otherwise unenforceable, it shall be struck out to the extent that it is so null, void, illegal or unenforceable, and the remaining provisions of this Agreement shall remain in full force and effect. In the event that any court of competent jurisdiction renders a final, nonappealable order or ruling declaring this Agreement null and void in its entirety, it is mutually agreed by CEDENT and REINSURER that this Agreement shall be immediately rescinded and that each of the parties hereto shall be restored to the position it was in just prior to the making of this Agreement.

     12. This Agreement shall constitute the entire Agreement between the parties as respects its subject matter, and supersedes all prior or contemporaneous discussions, understandings or agreements. No supplement, modification, waiver, or termination of this Agreement shall be binding or enforceable unless executed in a writing signed by both parties hereunder, and this provision cannot be orally waived.

     13. This Agreement nay be executed in multiple counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument and agreement.


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     14. This Agreement shall be interpreted and governed by the laws of the
State of California.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year indicated below.


                                        ALPINE INSURANCE COMPANY/TRANSCO
                                        SYNDICATE #1, LTD.


Date:  May 30 , 1997                   By: /s/ Steven C. Shinn
      ---------                            --------------------------------
                                       Title:  President
                                              -----------------------------

Date:  May 30 , 1997                   By: /s/
      ---------                            --------------------------------
                                       Title: Secretary/General Counsel
                                              -----------------------------



                                       UNDERWRITERS REINSURANCE COMPANY
Date: May 29, 1997                     By: /s/
                                           --------------------------------
                                       Title: President
                                             ------------------------------


Date: May 29, 1997                     By: /s/
                                           --------------------------------
                                       Title: Vice President and Secretary







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                                  EXHIBIT A
                     TO COMMUTATION AND RELEASE AGREEMENT
                                   BETWEEN
             ALPINE INSURANCE COMPANY/TRANSCO SYNDICATE #1, LTD.
                                     AND
                       UNDERWRITERS REINSURANCE COMPANY




     First Casualty Excess of Loss:      RA 4171

     Commutation Period:                 January 1, 1996 to July 1, 1996
















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